EXHIBIT 10.1

                         AGREEMENT FOR RESEARCH SERVICES


THIS CONTRACT, effective this 1st day of February, 2006, entered into by and between Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379 (hereinafter referred to as "SPONSOR") and the UNIVERSITY OF NEW HAMPSHIRE, a non-profit educational institution incorporated under the laws of the State of New Hampshire (hereinafter referred to as "UNH").

                                   WITNESSETH:

WHEREAS, the Project contemplated by this CONTRACT is of mutual interest and benefit to UNH and SPONSOR, and will further the instructional, research and public service mission of UNH in a manner consistent with its status as a non-profit, tax-exempt, institution of higher education, and may derive benefits for both SPONSOR and UNH

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

Article 1 - Definitions

As used herein, the following terms will have the following meanings:

1.1 "Project" will mean the description of the project as described in Appendix A which is incorporated and made part of this CONTRACT, under the direction of Dr. Thomas Moody, hereinafter referred to as Principal Investigator.

1.2 "Period of Performance" will mean the period commencing on February 1, 2006 and ending on December 31, 2006.

1.3 "Intellectual Property" means inventions and/or discoveries conceived and/or made in performance of this Project and resulting patents, divisions, continuations, or substitutions of such applications and all reissues thereof, upon which a UNH employee or agent is a named inventor.

1.4 "Proprietary Information" means any written information and data marked proprietary, or non-written information and data disclosed which is identified at the time of disclosure as proprietary and is reduced to writing and transmitted to the other party within thirty (30) days of such non-written disclosure.

Article 2 - Project Work

2.1 UNH will commence work on the Project no sooner than the first day of the Period of Performance and will use reasonable best efforts to perform such Project substantially in accordance with the terms and conditions of this CONTRACT. Anything in this CONTRACT to the contrary notwithstanding, SPONSOR and UNH may at any time amend Project by mutual written agreement.

2.2 In the event that the Principal Investigator becomes unavailable to continue Project, and a mutually acceptable substitute is not available, UNH and/or SPONSOR will have the option to terminate said Project pursuant to
Article 9.

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Article 3 - Fiscal Considerations

3.1 In consideration of the Project to be performed, total expense to SPONSOR will be the sum of $157,850, hereinafter referred to as "Cost" (Appendix
B). During the Period of Performance, the Principal Investigator will have the flexibility to re-budget the Costs within a cumulative amount not to exceed 5 percent of the total project Costs. The prior approval of the SPONSOR will be required if the cumulative amount of re-budgeted Costs exceeds the 5 percent threshold.

3.2 Payments to UNH by SPONSOR will be made upon receipt of a monthly invoice. The invoice will reflect actual costs incurred by major budget category. SPONSOR will be assessed a 1.5% late payment penalty for any payments more than 30 days past due. For the duration of this CONTRACT, SPONSOR will select one of the two payment methods itemized below by checking the appropriate box. For purposes of identification, each wire or check will reference the Project Title, Project ID and name of UNH Principal Investigator.

A.        [ ]     Either domestic wire transfer to:
                            Citizen's Bank,
                            One Riverside Drive,
                            Riverside RI 02915
                            Account # 330007829
                            ABA # (for wires) 115001203
                            ABA # (for ACH) 011401533

B.       X[ ]X    Or by check made payable to:
                            The University of New Hampshire,
                            The Office of Sponsored Research
                            Service Building, 51 College Road
                            Durham, NH 03824-3585

3.3 The parties estimate that the specified Cost is sufficient to support the Project as outlined in Appendix A. UNH may submit to SPONSOR a revised budget requesting additional funds if expenses may reasonably be projected to exceed the Cost. SPONSOR will not be liable for any payment in excess of the Cost except upon SPONSOR's written consent.

3.4 In the event of early termination of this CONTRACT pursuant to Article 9 hereof, SPONSOR will pay all reasonable costs and non-cancelable obligations incurred by UNH as of the date of termination.

Article 4 - Equipment

4.       Any equipment acquired under this CONTRACT will be owned by UNH.

Article 5 - Reports and Conferences

5.1 On behalf of UNH, the Principal Investigator will submit a final report to SPONSOR within ninety (90) days of the conclusion of the Period of Performance, or early termination of this CONTRACT.

5.2 For as long as this CONTRACT remains in effect, representatives of SPONSOR may meet with representatives of UNH at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of Project to be performed hereunder.

Article 6 - Proprietary Information Transfers

6.1 During the term of this CONTRACT, the parties hereto may exchange Proprietary Information. Proprietary Information from SPONSOR must be sent to the Principal Investigator only, who will have primary responsibility for maintaining SPONSOR's Proprietary Information. Each party agrees to treat Proprietary Information received from the other with the same degree of secrecy with which it treats its own Proprietary Information and further agrees not to disclose such Proprietary Information to a third party without prior written consent from the disclosing party.

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6.2      No information will be within the protection of this provision where such information:

         A.       Is or becomes publicly available;
         B. Is released by the originating party to anyone without restrictions;
         C.       Is rightfully obtained from third parties; or
         D. Is known to the receiving party at the time of receipt, as shown by its prior written records; or
         E.       Is required to be disclosed by law or regulation.

6.3 This nondisclosure obligation will survive for a period not to exceed two (2) years following termination of this CONTRACT. Notwithstanding anything herein to the contrary, UNH will not be liable to SPONSOR or anyone claiming by or through SPONSOR for any failure of the Principal Investigator, associates, coworkers, staff or students to preserve the confidentiality of any such Proprietary Information

Article 7 - Publications

7.1 SPONSOR recognizes that under UNH policy, the results of Project must be publishable and agrees that personnel engaged in Project will be permitted to present at symposia, national, or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of Project, provided, however, that SPONSOR will have been furnished copies of any proposed publication or presentation at least thirty
(30) days in advance of the submission of such proposed publication or presentation.

7.2 SPONSOR will have thirty (30) days, after receipt of said copies, to review and comment upon proposed presentation or publication because there is patentable subject matter or inadvertent disclosure of SPONSOR's Proprietary Information which needs protection. If SPONSOR determines that a patent application should be filed, the publication or presentation will be delayed an additional sixty (60) days or until a patent application is filed, whichever is sooner; otherwise SPONSOR will not make any editorial changes without the consent of the UNH except that SPONSOR may delete from the manuscript any Proprietary Information of which Principal Investigator has been made aware pursuant to the terms of this CONTRACT. At the end of thirty (30) day working period, UNH will have the right at its discretion to have said manuscript published as so amended by SPONSOR.

7.3 The obligation to submit for review any such manuscript under this Article will end one (l) year from the termination of this CONTRACT pursuant to the terms hereof. If SPONSOR so elects, UNH agrees to include in any publication of the results of the Project, acknowledgment of SPONSOR's financial and technical support.

Article 8 - Rights to Intellectual Property

8.1 Licensable Technology means the technology, know-how, inventions and improvements developed, discovered or created pursuant to this CONTRACT and includes Intellectual Property as defined in Article 1.3 of the CONTRACT.

8.2 Licensable Patents means any and all U.S. patent applications, including reissue, divisional, continuation and reexamination applications, together with any and all corresponding U.S. and foreign patents and patent applications based on inventions which relate to and are usable with the Licensable Technology and made in performance of the CONTRACT by employees of UNH, either alone or jointly with employees of SPONSOR.

8.3 All rights and title to Licensable Technology and Licensable Patents developed, discovered or created pursuant to the CONTRACT solely by employees of UNH ("UNH IP") shall belong to UNH. All rights and title to Licensable

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Technology and Licensable Patents developed, discovered or created solely by employees of SPONSOR ("SPONSOR IP") shall belong to SPONSOR and are excluded from this Agreement. All rights and title to Licensable Technology and Licensable Patents developed, discovered or created jointly by employees of UNH and SPONSOR ("Joint IP") shall be jointly owned. Each party shall have the right to use the jointly-owned Licensable Technology and jointly-owned Licensable Patents for its own purposes, so long as it continues to be joint, with the exception that UNH may only use for non-commercial purposes.

8.4 UNH hereby grants to SPONSOR an option (the "Option") to an irrevocable world-wide, royalty-free exclusive license, with the right to sub-license, to UNH IP or UNH's interest in Joint IP with terms and conditions to be negotiated upon SPONSOR election to Option, and based upon usual and customary terms and conditions for such an agreement. SPONSOR may exercise the Option by written notice to UNH's Office of Intellectual Property Management at any time during the CONTRACT. The Option will expire six (6) months after receipt of the final technical report referred to in Article 5 of the CONTRACT. Should SPONSOR fail to exercise the Option within such six month period, UNH shall be free to license the UNH IP or its interest in the Joint IP specified in the notice to any third party. UNH shall pay one-half of all royalty payments and other fees for such license to SPONSOR after UNH has recovered its expense associated with such license. UNH agrees that until the expiration of the Option, as provided herein, UNH shall not transfer, license or covey any interest in UNH IP or Joint IP. Upon exercise of the Option, UNH shall execute all documents and do all acts reasonably necessary to convey to SPONSOR and evidence the rights set forth herein. However, should UNH license the UNH IP or its interest in the Joint IP to any third party, such license shall not be interpreted as giving the third party any rights to inventions made by SPONSOR prior to the performance of the project or outside the scope of the Project.

8.5 In the event SPONSOR elects to file patent applications for UNH IP or Joint IP, SPONSOR agrees to pay for all costs associated with the preparation, filing, prosecution and maintenance of U.S. and foreign application(s) and patent(s), using counsel chosen by SPONSOR for this purpose. Title to patent(s) shall be in accordance with Article 8.3. Further, SPONSOR agrees to keep UNH's Office of Intellectual Property Management advised as to all developments with respect to application(s) owned by UNH, alone or jointly with SPONSOR and will promptly supply to UNH's Office of Intellectual Property Management copies of all papers received and filed in connection with the prosecution thereof in sufficient time for UNH's Office of Intellectual Property Management to comment thereon. UNH agrees to cooperate with SPONSOR at SPONSOR request, as may be reasonably deemed necessary by SPONSOR and to secure patent protection on inventions within the scope of the Licensable Technology.

8.6 Title to data (which is herein defined as including, but not limited to, software, writings, sound recordings, pictorial reproductions, drawings or other graphical representations, reports, blueprints and works of any similar nature) first produced or composed by UNH employees in the performance of work under this CONTRACT will be the sole and exclusive property of UNH, who will have the sole right to determine the disposition of copyrights or other rights resulting therefrom, provided, however, that UNH will grant to SPONSOR a royalty-free, non-exclusive license to reproduce, modify and use all such data for its own purposes. UNH agrees to only use the data for education, research, and non-commercial purposes.

8.7 If SPONSOR elects not to exercise its option as defined in Article 8.4 or decides to discontinue the financial support of the prosecution or maintenance of the protection, UNH will be free to file or continue prosecution or maintain any such application(s), and to maintain any protection issuing thereon in the U.S. and in any foreign country at UNH's sole expense.

8.8 Nothing in this CONTRACT will be interpreted as giving either party any rights to inventions made by the other party prior to performance of Project or outside the scope of Project.

8.9 UNH reserves the right to practice the technology developed by UNH from this project for its own bona fide research.

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Article 9 - Term and Termination

9.1 This CONTRACT will become effective upon the date first hereinabove written and will continue in effect for the full duration of the Period of Performance unless sooner terminated in accordance with the provisions of this Article. The parties hereto may, however, extend the term of the CONTRACT for additional periods as desired under mutually agreeable terms and conditions which the parties reduce to writing and sign. Either party may terminate this CONTRACT upon ninety (90) days prior written notice to the other.

9.2 In the event that either party hereto commits any breach of or default in any of the terms or conditions of this CONTRACT, and also fails to remedy such default or breach within sixty (60) days after receipt of written notice thereof from the other party hereto, the party giving notice may, terminate this CONTRACT by sending notice of termination in writing to the other party to such effect, and such termination will be effective as of the date of the receipt of such notice.

9.3 Anything herein to the contrary notwithstanding, in the event of early termination of this CONTRACT by SPONSOR, SPONSOR will pay all costs accrued by UNH as of the date of termination, which includes all non-cancellable contracts, fellowships, graduate student or post-doctoral associate appointments called for in Appendix A, incurred prior to the effective date of termination. After termination, any obligation of SPONSOR for fellowships, graduate students or postdoctoral associates will end no later than the end of UNH's academic year following termination. After termination, UNH will submit a final report of all Costs incurred and all funds received under this CONTRACT. The report will be accompanied by a check for any funds remaining, or an invoice for any funds due UNH, if any, after allowable Costs and non-cancelable commitments have been paid.

9.4 Subject to Article 8, termination of this CONTRACT by either party for any reason will not affect the rights and obligations of the parties accrued prior to the effective date of termination of this CONTRACT. No termination of this CONTRACT, however effectuated, will affect the SPONSOR's rights and duties under Article 8 hereof, or release the parties hereto from their rights and obligations under Articles 3, 4, 5, 6, 7, 8, 10, 11 and 14.

Article 10 - Disclaimers. Liabilities, Indemnity and Warranties

10.1 SPONSOR agrees to defend, waiver, indemnify and hold harmless UNH, including its officers, agents, employees and students from any liability, loss or damage suffered as a result of claims, demands, costs or judgments arising out of the activities to be carried out pursuant to the obligations of this CONTRACT, including, but not limited to, the use by SPONSOR of the results obtained from the activities performed by UNH under this CONTRACT; provided, however, that any such liability, loss or damage resulting from the following Subsections "A" or "B" is excluded from this agreement to indemnify and hold harmless:

         A. the negligent failure of UNH to substantially comply with any applicable federal or other governmental requirements; or

         B. the negligence or willful malfeasance of any officer, agent, employee or student of UNH.

10.2 UNH makes no warranties, express or implied, as to any matter whatsoever, including, without limitation, the results of the Project or any invention, process or product, whether tangible or intangible, conceived, discovered, or developed under this CONTRACT; or the ownership, merchantability, or fitness for a particular purpose the results of the Project or any such invention or product. UNH will not be liable for any direct, consequential, or other damages suffered by SPONSOR, any licensee, or any others including, but not limited to, damages arising from loss of data or delay or termination of the Project, or from the use of the results of the Project, or any such invention or product. The provisions of this clause will survive termination of this CONTRACT.

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Article 11 - Use of Names

11. Neither UNH nor Sponsor will identify the other in any products, publicity, promotion, promotional advertising, or other promotional materials to be disseminated to the public, or use any trademark, service mark, trade name, logo, or symbol that is representative of the other party or its entities, whether registered or not, or use the name, title, likeness, or statement of any faculty member, employee, or student, without the other party's prior written consent. Any use of names shall be limited to statements of fact and shall not imply endorsement by one party of the other party's research, products, or services.

Article 12 - CONTRACT Modification

12. Any agreement to change the terms of this CONTRACT in any way will be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the parties hereto.

Article 13 - Notices

13. Notices, invoices, communications, modifications and payments hereunder will be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

         SPONSOR:       Name:            Richard T. Schumacher
                        Title:           President and CEO
                        Address:         Pressure BioSciences, Inc.
                                         321 Manley Street
                                         West Bridgewater, MA  02379
                        Telephone:       (508) 580-1818
                        FAX:             (508) 580-1822

         UNH:           Name:            Noreen Norman
                        Title:           Senior Grant and Contract Administrator
                        Address:         University of New Hampshire
                                         Office of Sponsored Research
                                         Service Building, 51 College Rd
                                         Durham, NH  03824-3585
                        Telephone:       (603) 862-2037
                        FAX:             (603) 862-3564

         Technical
         Matters:       Name:            Thomas Moody, PhD
                        Title:           Research Assistant Professor
                        Address:         Biochemistry Department
                                         University of New Hampshire
                                         Rudman Hall
                                         Durham, NH 03824
                        Telephone:       (603) 862-2459
                        FAX:             (603) 862-4013

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Article 14 - Assignment

14.1 Neither party may assign, transfer or delegate its rights, duties or obligations hereunder without the prior written consent of the other, and any assignment, transfer or delegation in violation of this provision will be void. Subject to the terms of this provision, this CONTRACT will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.2 This CONTRACT is assignable to any division of SPONSOR, any majority stockholder of SPONSOR, and/or any subsidiary of SPONSOR in which more than fifty (50) percent of the outstanding stock is owned by SPONSOR.

Article 15. - FORCE MAJEURE

15. UNH will not be liable for any failure to perform as required by this CONTRACT, if the failure to perform is caused by circumstances reasonably beyond UNH's control, such as labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, thefts, or other such occurrences.

Article 16. - MISCELLANEOUS PROVISIONS

16.1 This CONTRACT is subject to all applicable local, state and federal laws and regulations

16.2 It is expressly agreed by the parties hereto that UNH and SPONSOR are independent CONTRACTORS and nothing in this CONTRACT is intended to create an employer relationship, joint venture, or partnership between the parties. Neither party has the authority to bind the other.

16.3 SPONSOR acknowledges that the Project is a scientific undertaking and, consequently, UNH does not guarantee that the Project will yield any particular outcome.

16.4 This CONTRACT will not be construed to limit the freedom of individuals participating in this Project to engage in any other Project.

16.5 In the event of any inconsistency between the terms of this CONTRACT and the documents referenced or incorporated herein, the terms of this CONTRACT will prevail.

16.6 If any provisions of this CONTRACT will be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this CONTRACT will not be impaired thereby.

16.7 The failure of any party hereto to insist upon strict performance of any provision of this CONTRACT or to exercise any right hereunder will not constitute a waiver of that provision or right

16.8 All rights and remedies hereunder will be cumulative and not alternative, and this CONTRACT will be construed and governed by the laws of the State of New Hampshire. Any legal action involving this CONTRACT or the Project under it will be adjudicated in the State of New Hampshire.

16.9 Any dispute between the parties in connection with this CONTRACT which cannot be resolved by mutual agreement will be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association by one or more arbitrators appointed in accordance with the Rules. Arbitration will be held in Dover, New Hampshire, or at any other mutually agreeable location.

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16.10    This CONTRACT represents the entire agreement and understanding between the parties with respect to its subject matter and supersedes any prior and/or contemporaneous discussions, representations, or contracts, whether written or oral, of the parties regarding this subject matter.


IN WITNESS WHEREOF, the parties have caused this CONTRACT to be executed in duplicate as of the most current day and year written below.


THE UNIVERSITY OF NEW HAMPSHIRE             PRESSURE BIOSCIENCES, INC.


Signature: /s/ VICTOR G. SOSA               Signature: /s/ RICHARD T. SCHUMACHER
           -----------------------                     -------------------------

Name:  Victor G. Sosa                       Name:  Richard T. Schumacher
       ---------------------------                 -----------------------------

Title: Manager, Sponsored                   Title: President and CEO
       Programs Contract Services                  -----------------------------
       and Export Control
       ---------------------------


Date:  February 1, 2006                     Date:  January 19, 2006
       ---------------------------                 -----------------------------


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